As filed with the Securities and Exchange Commission on March 23, 2004
                                                       Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                A.D.A.M., Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

              Georgia                                     58-187870
  -------------------------------                  ----------------------
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                  Identification Number)


        1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328-4658
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)            (Zip Code)

                    A.D.A.M., Inc. 2002 Stock Incentive Plan
                            (Full Title of the Plan)

    Robert S. Cramer, Jr., Chairman of the Board and Chief Executive Officer
                                 A.D.A.M., Inc.
                        1600 RiverEdge Parkway, Suite 100
                           Atlanta, Georgia 30328-4568
                                 (770) 980-0888
                   (Name, address, telephone number, including
                        area code, of agent for service)
                             ----------------------

                              Copies Requested to:
                            Arthur Jay Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3632
                             ----------------------



                                         CALCULATION OF REGISTRATION FEE
==================================================================================================================

  Title of Securities         Amount to be          Proposed Maximum        Proposed Maximum         Amount of
   to be Registered            Registered          Offering Price Per      Aggregate Offering     Registration Fee
                                                       Share(1)                Price(2)

Options and Underlying           2,500,000
Shares of Common Stock           Shares                   $1.90                $4,750,000               $602
------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq Small Cap Market on March 17, 2004.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by A.D.A.M., Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     3. The Company's Current Reports on Form 8-K, filed on May 8, 2003, July 30, 2003, October 29, 2003, and February 18, 2004; and

     6. The Company's Registration Statement on Form 8-A, as filed with the Commission on October 11, 1995, to register the Company's $0.01 par value Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

Item 4.   Description of Securities.

          No response is required to this item.

Item 5.   Interests of Named Experts and Counsel.

          No response is required to this item.

Item 6.   Indemnification of Officers and Directors.

            The Georgia Business Corporation Code requires that a corporation indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. The Georgia Business Corporation Code permits a corporation to indemnify a director who is involved in a legal proceeding because he is or was a director against liability incurred in the proceeding if
(1) he conducted himself in good faith and (2) reasonably believed that, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and in case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful. The Company's Amended and Restated Articles of Incorporation (the "Restated Articles") exonerate the Company's directors from monetary liability to the extent permitted by statute.

            The Company's Restated Articles and Amended and Restated Bylaws (the "Restated Bylaws") also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. In addition, the Restated Bylaws provide that the Company will advance to its directors or officers reasonable expenses of any such proceeding.

            Notwithstanding any provisions of the Company's Restated Articles and Amended Bylaws to the contrary, the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director met the relevant standard of conduct set forth above. A corporation may also not indemnify a director in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

            The Company has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above.

Item 7.  Exemption From Registration Claimed.

         No response to this item is required.

Item 8.         Exhibits.

         The following exhibits are filed with or incorporated by reference in this Registration Statement:

         Exhibit
         Number     Description of Exhibit

           4.1 Amended and Restated Articles of Incorporation of A.D.A.M., Inc. (incorporated herein by reference to A.D.A.M., Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-26962)).

           4.2 Amended and Restated Bylaws of A.D.A.M., Inc. (incorporated by reference to the Company's Registration Statement on Form S-1, dated September 12, 1995, as amended (File No. 33-96864)).

           4.3 A.D.A.M., Inc. 2002 Stock Incentive Plan (incorporated by reference to Appendix A of A.D.A.M., Inc.'s Definitive Proxy Statement filed on May 24, 2002).

           5.1      Opinion of Smith, Gambrell & Russell, LLP.

           23.1     Consent of PricewaterhouseCoopers LLP.

           23.2     Consent of Smith, Gambrell & Russell, LLP (included in
                    Exhibit 5.1).

           24.1     Powers of Attorney (contained on the signature page hereof).

Item 9.           Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's ByLaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 23nd day of March, 2004.

                     A.D.A.M., Inc.


                     By:    /s/ Robert S. Cramer, Jr.
                           -------------------------------------------------
                           Robert S. Cramer, Jr.
                           Chairman of the Board and Chief Executive Officer


                     By:    /s/ Kevin S. Noland
                           -------------------------------------------------
                           Kevin S. Noland
                           Chief Operating Office and Corporate Secretary
                          (acting principal financial and accounting officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Noland his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                           Title                    Date

/s/ Robert S. Cramer, Jr.            Chairman of the Board and    March 22, 2004
--------------------------------      Chief Executive Officer
Robert S. Cramer, Jr.

                                     Director
--------------------------------
Francis J. Tedesco, M.D.


/s/ Mark Kishel, M.D.                Director                  February 13, 2004
--------------------------------
Mark Kishel, M.D


--------------------------------     Director
Daniel S. Howe


/s/ John W. McClaugherty             Director                  February 13, 2004
--------------------------------
John W. McClaugherty

                                  Exhibit Index

Exhibit
Number         Description of Exhibit

4.1            Amended and Restated Articles of Incorporation of A.D.A.M., Inc.
               (incorporated herein by reference to A.D.A.M., Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-26962)).

4.2 Amended and Restated Bylaws of A.D.A.M., Inc. (incorporated by reference to Appendix A of the Company's Registration Statement on Form S-1, dated September 12, 1995, as amended (File No. 33-96864)).

4.3 A.D.A.M., Inc. 2002 Stock Incentive Plan (incorporated by reference to A.D.A.M., Inc.'s Definitive Proxy Statement filed on May 24, 2002).

5.1            Opinion of Smith, Gambrell & Russell, LLP.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Smith, Gambrell & Russell, LLP (included in Exhibit
               5.1).

24.1           Powers of Attorney (contained on the signature page hereof).